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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

         Name of Subsidiary        Jurisdiction
         ------------------        ------------
         Vyyo Ltd.                   Israel
         Vyyo International, Inc.    Delaware